High Country Financial Corporation

                                EXHIBIT (10)(vi)

                LEASE AGREEMENT WITH HOWARD STREET VENTURES, LLC

STATE OF NORTH CAROLINA

COUNTY OF WATAUGA                                               LEASE AGREEMENT

      THIS LEASE AGREEMENT made and entered into this ___ day of July, 2003, by and between Howard Street Ventures, LLC, 161 Howard Street, Boone, Watauga County, North Carolina (hereinafter referred to as "Landlord"); and High Country Financial Corp., Inc. 149 Jefferson Rd. Boone, Watauga County, North Carolina (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

1. Premises. That for and in consideration of the mutual covenants and agreements contained herein and subject to the terms and conditions hereinafter set forth, the Landlord does hereby demise and lease unto the Tenant and the Tenant does hereby lease from Landlord those certain premises described in Exhibit A attached hereto and incorporated herein by reference, with shared parking privileges as hereinafter referred to as the "Demised Premises".

      Acceptance of Property. Neither Landlord nor its agents have made any representations with respect to the Demised Premises except as expressly set forth herein and no rights, easements, or leases are acquired by the Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. The taking of possession of the Demised Premises by the Tenant shall be conclusive evidence that the Tenant accepts the same "as is" and that the Demised Premises were in good conditions at the time possession was taken. (See Addendum A)

      Term and Rent. The term of this lease shall be for five (5) years commencing on August 1, 2003, and ending July 31, 2008. Tenant has the option for two (2) additional five (5) year lease terms with a Cost of Living increase based on the Consumer Price Index as published by the United States Dept. Of Labor. Notice of intent must be given to Landlord 60 days in advance of each 5 year termination.

            Tenant shall pay and deliver to Landlord at the address specified below, as basic rent for the leased premises, $3,500.00 per month, due on the 1st day of the month and past due after the 10th day, at which time a late charge will be applied in the amount of 10% of any unpaid balance.

            Each payment shall be delivered to Howard Street Ventures, LLC, Landlord, at the following address: 161 Howard Street, Boone, NC 28607

      Taxes. The Tenant shall pay 100% of the ad valorem taxes imposed on the personal property, moveable equipment and contents of the Demised Premises which the Tenant has provided in the area designated by Addendum A attached.

      Insurance. The Landlord shall keep the Demised Premises adequately insured against loss of damage by fire and other casualty or act of God which includes coverage for protection of storefront plate glass, if applicable.

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                       High Country Financial Corporation

      Tenant shall maintain the following insurance on or in connection with the Leased Premises:

      (a) Insurance against physical loss or damage to the Improvements, Fixtures, Contents, and Equipment as provided under a standard "All Risk" property policy including but not limited to fire and flood (if the Leased Premises is in a flood zone) in amounts not less than the actual replacement cost of the Improvements and Equipment, or in any event, not less than _________. Such policies shall contain actual Replacement Cost and Agreed Amount Endorsements and shall contain deductibles as may be recommended by Tenant's insurance broker and approved by Landlord, such approval not to be unreasonably withheld.

      (b) Commercial General Liability Insurance and General Business Premises Insurance against claims for personal and bodily injury, death, or property damage occurring on, in or as a result of the use of the Leased Premises, in an amount not less than $1,000,000 per occurrence/annual aggregate and all other coverage extensions that are usual and customary for properties of this size and type provided, however, that the Landlord shall have the right to require such higher limits as may be reasonable and customary for properties of this size and type.

      (c) During any period in which substantial Alterations at the Leased Premises are being undertaken, builder's risk insurance covering the total completed value including any "soft costs" with respect to the Improvements being altered or repaired (on a completed value, non-reporting basis), replacement cost of work preformed and equipment, supplies and materials furnished in connection with such construction or repair of Improvements or Equipment, together with such "soft cost" endorsements and such other endorsements as Landlord may reasonably require and general liability, worker's compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired.

      (d) Such other insurance on or in connection with any of the Leased Premises as Landlord may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building size, use and location to the Leased Premises.

      (e) The insurance required shall be written by one or more (i) domestic primary insurer(s) having an investment grade rating of "AA" or a comparable claims paying ability assigned by S&P or equivalent credit rating agency approved by Landlord, and approved to write insurance policies by the State Insurance Department for the State or (ii) such other insurer(s) as may be otherwise approved by Landlord and Lender, such approval not to be unreasonably withheld. The insurance policies (i) shall be for such terms as Landlord may reasonably approve and (ii) shall be in amounts sufficient at all times to satisfy and coinsurance requirements thereof. The insurance shall name Landlord as Owner as loss payee and Tenant as its interest may appear. The insurance shall name Landlord as additional insureds, and the insurance shall name Landlord (if requested by Landlord) as loss payee to the extend provided in (v). If said insurance or any party thereof shall expire, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason, whatsoever said insurance shall become reasonably unsatisfactory to Landlord, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to landlord.

      (f) Each policy required shall provide that it may not be canceled or terminated, substantially modified or allowed to lapse on any renewal date except after thirty (30) days' prior notice to the Landlord. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or part of such insurance payment, (ii) the occupation or use of any of the Leased Premises for purposes more

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                       High Country Financial Corporation

      hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Mortgage, Note, Assignment, or other document evidencing or securing the Loan upon the happening of an event of default therein or
      (iv) any change in title to or ownership of any of the Leased Premises.

      (g) Tenant shall pay as they become due all premiums for the insurance required and shall renew or replace each policy and deliver to Landlord evidence of the renewal or replacement of each such policy prior to the stated expiration there of (which evidence may consist of a binder, certificate or replacement policy) and, upon receipt shall promptly deliver to Landlord all original certificates of insurance.

      (h) Anything in this Article 5 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Article 5 may be carried under a "blanket" or umbrella policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" or umbrella policy or policies otherwise comply with the provisions of the
      Article 5 and provided further that Tenant shall provide to Landlord a Statement of Values which shall be reviewed annually and amended as necessary based on Replacement Cost Valuations. A certified copy of each such "blanket" or umbrella policy shall promptly be delivered to Landlord, or if requested by Landlord, to Lender.

      (i) Tenant shall promptly comply with and conform to (a) all provisions of each insurance policy required by this Article 5 and (c) all requirements of the insurers thereunder applicable to landlord, Tenant or any of the Leased Premises or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Leased Premises, even if such compliance necessitates Alterations or results in interference with the use of enjoyment of any of the Leased Premises.

      (j) Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty with that required in this Article 5 unless (i) Landlord are included therein as named insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Article 5. Tenant shall promptly notify Landlord of such separate insurance and shall deliver to Landlord a certified copy of policies thereof.

      (k) All proceeds of insurance payable under clause (5) with respect to Rent shall be payable to Landlord or, if required by Mortgage, to Lender. Proceeds of insurance required under clause (a) of Article 5 and proceeds attributable to Builder's Risk insurance (other that its general liability coverage provisions) under clause (f) of Article 5 shall be payable to Landlord. Tenant shall apply the Net Award to restoration of Leased Premises in accordance with the applicable provisions of this Lease.

      Landlord shall not be liable to Tenant for any business interruption or and loss of damage to property or injury to or death or persons occurring in the Demised Premises, or in any manner growing out of or connected with the Tenant's use and occupation of the Demised Premises, or the condition thereof, whether or not caused by the negligence or other fault of the Landlord or its agents, employees, sub-tenants, licensees, or assigns. This release shall apply to the extent that such business interruption, loss, or damage to property or injury to or death of persons is covered by insurance, regardless of whether such insurance is payable to or protects Landlord or Tenant, or both. Nothing herein shall be constructed to impose any other or greater liability upon Landlord than that would have exited in the absence of this provision. The applicable insurance policies of the Tenant shall contain a clause to the effect that this release shall not affect the right of the insured to recover under such policies. The release in favor of the Landlord contained herein is in addition to, and not in substitution for or in diminution of, the hold harmless and indemnification provisions hereof.

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                       High Country Financial Corporation

      Tenant shall indemnify Landlord for any cost due to damages, personal injuries, lawsuits, settlement, claims, reasonable attorney's fees, and other costs, incurred by Landlord as a result of matters which pertain to Tenants', customers', or clients' use of the Demised Premises or common area.

      Repairs. Tenant shall, at the Tenant's own expense, make all necessary repairs, replacements, and capital improvements to the interior of the Demised Premises including any and all equipment and accessories, except as stated in paragraph 6,1-6 below. All repairs and replacement shall be in quality and class at least equal to the original work. Upon default of the Tenant in making such repairs or replacements, the Landlord may, but shall not be required to, make such repairs or replacements for the Tenant's account and the expense thereof shall constitute and be collectable as additional rent. Landlord shall make, at Landlord's own cost and expense, and any and all major repairs (exceeding $500) necessary to the roof, and heating, ventilation and air conditioning system of the Demised Premises. Notwithstanding the foregoing, the Landlord shall not be responsible for nor be liable for any such repairs which are necessitated by the negligent actions or negligent failure to act on the part of the Tenant or any of the Tenant's agents. Tenant shall be responsible for changing filters in the HVAC system and any damages caused from negligence. Tenant shall be responsible for any and all repairs and maintenance to any and all equipment used by the tenant.

            Furthermore, the Landlord will be responsible for the following:

                  1.    Paving and re-lining the parking lot;

                  2.    Facilitate necessary space for drive-thru teller area;

                  3. Allocate ten parking spaces to facilitate five car wait for drive-thru;

                  4.    Re-painting any paintable exterior surface;

                  5.    Purchasing and installing four to six front windows;

                  6. Providing water and sewer services at no charge per month;

                  7. Dividing the HVAC, and electrical to provide separate billings for the tenant;

                  8.    Install interior corridor partition walls as necessary;

                  9. Remove any furniture and/or equipment that tenant does not desire to use;

                  10.   Provide toilet facilities and access;

      Also, it is agreed that it is the responsibility of the tenant to paint any and all interior walls and floors as tenant finds desirable and is agreed upon by the landlord.

7. Rules and Regulations. The Tenant shall not use or knowingly permit any part of the Demised Premises to be used for any unlawful purpose. Tenant agrees to operate its business in accordance with local laws; state laws; federal law; and Landlord's "Rules and Regulations" for the building or common area, which may be drawn up by Landlord from time to time and made effective immediately by posting in the building or by delivery to the Tenant.

      Improvement of the Property. No alteration or addition to the improvements on the Demised Premises shall be made by the Tenant without the written consent of Landlord. Alterations or improvements to the Demised Premises shall be at Tenant's expense and shall include all permits, availability or other fees, up fit charges or costs required by the Town of Boone or other regulatory or government body as a result of the improvements made. Any alterations, addition or improvement made by the Tenant after such consent shall have been given, and any fixtures installed as a part thereof, shall at Landlord's option become the property of the Landlord upon the expiration or other sooner termination of this lease; provided; however, that Landlord shall have the right to require the Tenant to remove such fixtures at the Tenant's cost upon such termination of this lease.

      Subject to Landlord's approval of sign, style, size, design, or location, the Tenant shall have the right to construct, erect, place, paint, maintain and control on the Demised Premises any sign or signs which may be necessary in the conduct of its business and it shall have the right to remove the sign or signs at the

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                       High Country Financial Corporation

      expiration or earlier termination of this lease, provided, that upon the removal of said sign or signs, the said building shall be put in the same condition it was in at the time of the placing or painting of said sign, as far as is reasonably possible.

      Utilities. The Tenant shall pay all charges for garbage pick-up, gas, recycling, electricity, light, heat, power and telephone or other communication service used, rendered, or supplied upon or in connection with the premises as designated in Addendum A attached.

      Assignment and Subletting. The Tenant may not assign this lease or sublet any part of the Demised Premises without the prior written consent of Landlord. It is hereby stipulated that this Lease is assignable to The Yadkin Valley Bank & Trust Co., in the event the proposed merger between that bank and High Country Financial Corporation is consummated.

      Surrender of the Demised Premises. At the expiration of the lease term, the Tenant shall surrender the Demised Premises in as good condition as they were in at the beginning of the term, reasonable use and wear and damages by the elements excepted.

      Damage or Destruction by Fire. In the event that the Demised Premises shall be damaged or destroyed by fire, the elements or other casualty during the lease term, then in that event either the Landlord or the Tenant shall have the right to cancel and terminate this lease with the rents to be adjusted as of the date said lease is terminated. Upon such termination, neither party shall have any rights against or obligations to the other party.

      Condemnation. If the whole of the Demised Premises shall be condemned and taken by any governmental authority or other entity having a power of eminent domain, then this lease shall immediately terminated, and the Tenant shall have no interest in any damages and/or monies paid by virtue of such condemnation.

      In the event of a partial appropriation or condemnation of the Demised Premises that does not materially affect the Tenant's use thereof, the Tenant shall continue in possession of the unappropriated part of the Demised Premises under the terms and conditions hereof except that in such case if the Tenant actually loses the use of part of the Demised Premises, the Tenant shall be entitled to an equitable reduction in rent payable hereunder. In the event such partial appropriation or condemnation materially affects the Tenant's use of the Demised Premises, the Tenant may, at its option, terminate this lease and Landlord shall refund the Tenant any unearned rental existing at the time of said termination. However, the Tenant shall have no interest in any damages and/or monies paid by virtue of such condemnation.

      Notwithstanding the foregoing, Tenant shall be entitled to a separate award made to Tenant for loss of business, moving expense or the taking of Tenant's fixtures or equipment if a separate award for such items is made.

      Indemnity and Attorney's Fees. The Tenant shall indemnify and save Landlord harmless from the against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury, torts, crimes, and/or damage to person or property arising from or out of any occurrence in, upon or at the Demised Premises or the occupancy or use by the Tenant of the Demised Premises or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant, its agents, employees or invitees. In case Landlord shall, without fault on its part, be made a party to any litigation by reason of the Tenant's use or occupancy of the Demised Premises, then the Tenant shall protect and hold Landlord harmless and shall pay all cost, expenses and reasonable attorney's fees that may be incurred or paid

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                       High Country Financial Corporation

      by Landlord in such litigation. In addition, Tenant shall pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Landlord in enforcing the covenants and agreements of the Tenant contained in this lease. In case Tenant shall, without fault on its part, be made a party to any litigation by reason of Landlords's failure to keep demised premises in a reasonable condition for occupancy, then the Landlord shall protect and hold Tenant harmless and shall pay all cost, expenses, and reasonable attorney's fees that may be incurred or paid by Tenant in such litigation.

      Damages. If the Demised Premises shall be deserted or vacated, or if proceedings are commenced against the Tenant in any court under a bankruptcy act or for the appointment of a trustee or receiver of the Tenant's property either before or after the commencement of the lease term, or if there shall be a default in the payment of rent or any part thereof for more than five (5) days after said rent is due, or if there shall be default in the performance of any other covenant, agreement, condition, rule or regulation herein contained in hereafter established on the part of the Tenant for more than twenty (20) days after written notice of such default by Landlord, this lease (if Landlord so elects) shall thereupon become null and void, and Landlord shall have the right to re-enter or repossess the Demised Premises, either by force, summary proceedings, surrender or otherwise, and dispossess and remove therefrom the Tenant, or other occupants thereof, and their effects, without being liable to any prosecution therefor. In such case, Landlord may, at its option, relet the Demised Premises or any part thereof, as the agent of the Tenant, and the Tenant shall pay Landlord the difference between the rent hereby reserved and agreed to be paid by the Tenant for the portion of the term remaining at the time of re-entry or repossession and the amount, if any, received or to be received under such reletting for such portion of the term. The Tenant waives and shall waive all right to trail by jury in any summary proceeding hereafter instituted by Landlord against the Tenant in respect of the Demised Premises.

      Quiet Enjoyment. Landlord covenants that if and so long as Tenant pays the rent, other charges herein, and performs all of the terms, covenants, and conditions of this lease on Tenant's part to be performed, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises for the term of this lease, but always subject to the provisions of the lease.

      Notice. All notices, consents, requests, instructions or other communications provided for herein shall be deemed validly given, made and served if in writing and either delivered personally or sent by certified or registered mail, postage prepaid and, pending the designation of another address, addressed as shown on the last page of the Lease.

      Should the property be available for sale, Tenant shall have the first right of refusal on any bonafide offer.

      Notwithstanding any other provisions contained in this lease, in the event the Lessee is closed or taken over by the North Carolina Commissioner of Banks, or other bank supervisory authority, the Lessor may terminate the lease only with the concurrence of The Commissioner of Banks, or other bank supervisory authority, and any such authority shall in any event have the election either to continue or to terminate the lease: Provided, that in the event this lease is terminated, the maximum claim of Lessor for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of the lease shall in no event be in an amount exceeding the rent reserved by the lease, without acceleration, for the year next succeeding the date of the surrender of the premises to the Lessor, or the date of reentry of the Lessor, whichever first occurs, whether before or after the closing of the bank, plus an amount equal to the unpaid rent accrued, without acceleration up to such date.

      Landlord acknowledges Tenant's business needs as a bank commissioned by the North Carolina Commissioner of Banks to maintain an image of safety and soundness in keeping with its role and public trust. Landlord will not lease other parts of its building to other tenants without the prior approval of Tenant, such approval not to be unreasonably withheld.

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                       High Country Financial Corporation

      Upon request by either Landlord or Tenant, the parties hereto agree to execute a short form lease (Memorandum of Lease) in recordable form, setting forth such provisions hereof (other than the amount of Base Monthly Rent and other sums due) as either party may wish to incorporate. The cost of recording such memorandum of lease shall be borne by the party requesting execution of the same.

      Landlord acknowledges that Tenant must obtain approval by the North Carolina Commissioner of Banks in order to operate a branch in the Demised Premises. In the event that the North Carolina Commissioner of Banks does not grant a certificate for the proposed branch within 120 days from date, this lease is null and void. Tenant forfeits any rents paid through that period.

IN TESTIMONY OF THIS CONTRACT, the parties have set their hands to this Lease Agreement, in duplicate originals, one of which is retained by each of the parties.


/s/ Roger D. Wright M/M
-----------------------
Roger D. Wright, Member/Manager
for Howard Street Ventures, LLC


/s/ John Brubaker
-----------------
John Brubaker, CEO, President
High Country Financial Corp., Inc.

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                       High Country Financial Corporation

                                  Exhibit A to
                                 Lease Agreement

The lease premises are located at 115 Howard Street, Boone, North Carolina 28607, (beside The Wilcox Emporium Warehouse, Inc.) and more specifically described as approximately 1,200 +/- square feet of handicapped accessible floor space facing King Street with over 100 linear feet of frontage, including area for off-premises, road-frontage signage as designated in Addendum A attached. Plus shared use of the Landlord's parking lot located on the North side of Howard Street.

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                       High Country Financial Corporation

NORTH CAROLINA

                                                                  WATAUGA COUNTY

      I, Melanie H. Coffey, a Notary Public for said County and State, do hereby certify that Roger D. Wright, Member/Manager of Howard Street Ventures, LLC, a limited liability company, personally appeared before me and acknowledged the execution of this Agreement, and I do certify that they acknowledged before me that they carefully read and fully understood the contents of this agreement, and the purpose and meaning of it. Witness my hand and notarial seal, this 1st day of August, 2003.


/s/ Melanie H. Coffey           Notary Public
-------------------------------

My Commission expires: 2/22/06
                      ---------

NORTH CAROLINA

                                                                  WATAUGA COUNTY

      I, Melanie H. Coffey, a Notary Public for said County and State, do hereby certify that John Brubaker personally appeared before me and acknowledged the execution of this Agreement, and I do certify that they acknowledged before me that they carefully read and fully understood the contents of this agreement, and the purpose and meaning of it. Witness my hand and notarial seal, this 1st day of August, 2003.


/s/ Melanie H. Coffey          Notary Public
-------------------------------

My Commission expires: 2/22/06
                      --------